     THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE AND SUCH SHARES MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAW OR IF AN EXEMPTION FROM REGISTRATION UNDER SUCH LAWS IS AVAILABLE.

     THE RIGHTS, TITLE AND INTERESTS OF ANY HOLDER OF THIS NOTE ARE SUBJECT TO THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT AMONG CONGRESS FINANCIAL CORPORATION (SOUTHWEST), EXABYTE CORPORATION, AND THE SUBORDINATE LENDERS NAMED THEREIN, DATED AS OF AUGUST 22, 2001, AS THE SAME MAY BE MODIFIED, AMENDED, RENEWED, EXTENDED, RESTATED OR REPLACED FROM TIME TO TIME, THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE.


                               EXABYTE CORPORATION

                    12% SUBORDINATED SECURED CONVERTIBLE NOTE

                             Dated: August 23, 2001

     FOR VALUE RECEIVED, Exabyte Corporation, a Delaware corporation (the "Company"), hereby promises to pay to the order of $______________
("Payee"), in the manner and at the place hereinafter provided, the principal Face Amount of,($___________________) on or before December 31, 2001 (the "Stated Maturity Date"), subject to earlier satisfaction as provided in
Section 1(c) and extension as provided in Section 2(a). The Company also promises to pay interest on the unpaid amount hereof at the rate and in the manner hereinafter provided. This Note (the "Note") is issued as of August 23, 2001 (the "Original Issue Date") pursuant to a Loan and Security Agreement, dated August 22, 2001, between the Company, Payee and the other lenders named therein (the "Loan Agreement"). The Company's obligations evidenced by this Note are secured by the Collateral (as defined in the Loan Agreement). The Holder of this Note shall be entitled to the rights and privileges set forth herein and in the Loan Agreement. See Section 7 of this Note for definitions used herein.

     SECTION 1. INTEREST AND PRINCIPAL.

          (a) PAYMENT. The Company shall pay interest ("Interest") on the unpaid principal Face Amount of this Note from the Original Issue Date at the rate (the "Interest Rate") equal to 12.0% per annum (computed on the basis of a 360-day year and the actual number of days elapsed), compounded quarterly. The Interest Rate shall be subject to adjustment in accordance with Section 1(b) below. Interest on this Note shall accrue from and after the Original Issue Date and, except as provided in the immediately succeeding sentence, shall be payable on the date which the principal of this Note becomes due and payable, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, acceleration pursuant to Section 6 or otherwise (collectively, "Maturity"). If the Stated Maturity Date of the Note is extended pursuant to Section 2(a) hereof upon termination of the Merger Agreement, accrued Interest on this Note shall be payable quarterly on the last day of each March, June, September and December (commencing at the end of the quarter during which the Merger Agreement was terminated) and at Maturity. Principal and Interest shall be paid by wire transfer of immediately available funds to the account designated by the Holder. All payments hereunder shall be credited first to Interest.

          (b) ADJUSTMENTS. In addition to any other remedies it may have, in the event that (i) any Event of Default (as defined in the Loan Agreement) shall have occurred and be continuing or (ii) the Company shall at any time have defaulted in any of its obligations under the Note, which default shall constitute an Event of Default under Section 5 hereof, then the Interest Rate shall be increased by an additional 6.0% per annum, from the date such default occurred until the date such default has been cured. The Interest Rate shall be further increased by an additional 1.0% per annum for each 90-day period that the Event of Default continues without cure. An increase in the Interest Rate pursuant to this paragraph shall not be in lieu of any right or remedy of the Holder regarding, or constitute a waiver of, any occurrence described in the first sentence hereof.

          (c) CREDIT AGAINST SERIES H PURCHASE PRICE. On the Closing Date (as defined in the Merger Agreement), the then outstanding principal amount of this Note and all accrued and unpaid Interest (including Additional Interest) thereon shall be credited against Payee's total purchase price for the shares of the Company's Series H Preferred Stock which Payee is purchasing under the Merger Agreement. Upon such credit against the purchase price and issuance of the requisite number of shares of Series H Preferred Stock to Payee therefor, principal and accrued Interest under this Note shall be deemed paid to the full amount of such credit.

     SECTION 2. CONVERSION OR EXTENSION.

          (a) CONVERSION EVENTS. Subject to the provisions hereinafter set forth, all of the principal amount of this Note and accrued Interest thereon shall be convertible at the option of the Holder thereof into fully paid and nonassessable shares of Common Stock:

               (i) for a period of thirty (30) days following any termination by Ecrix Corporation ("Ecrix") of the Merger Agreement, for any reason other than the intentional breach of the Merger Agreement by the Company; or

               (ii) for a period of thirty (30) days following any termination of the Merger Agreement by the Company as a result of the intentional breach of the Merger Agreement by Ecrix.

The events set forth in Sections 2(a)(i) and (ii) are defined as "Conversion Events." The number of shares of Common Stock to be issued upon conversion of the Note (the "Conversion Shares") shall be equal to one (1) share of Common Stock for each $.80 in principal amount of the Note and accrued Interest thereon being converted (the "Conversion Amount"), subject to adjustment from time to time pursuant to paragraph (f) of this Section 2. If Holder does not elect to convert the Note into Common Stock as provided herein within thirty (30) days after the occurrence of a Conversion Event, then the Stated Maturity Date shall be automatically extended to August 22, 2002 and the Interest Rate on the Note shall increase to 15% as of the termination date of the Merger Agreement and shall continue to increase by an additional 1.0% per annum for each 90-day period until the Maturity Date. If both (x) the Merger has not been consummated by December 31, 2001 and (y) the Merger Agreement has not been terminated on or prior to that date, then the Stated Maturity Date shall be automatically extended to the earlier to occur of (I) the date the Merger is consummated or
(II) the date the Merger Agreement is terminated.

          (b) PROCEDURES. Conversion of this Note may be effected by the Holder upon the surrender to the Company at the principal office of the Company or at the office of any agent or agents of the Company, as may be designated by the Company, of the Note to be converted accompanied by a written notice stating that such Holder elects to convert the entire Face Amount of such Note in accordance with the provisions of this Section 2 and specifying the name or names in which such Holder wishes the certificate or certificates for Common Stock to be issued. In case such notice shall specify a name or names other than that of such Holder, such notice shall be accompanied by payment of all transfer Taxes payable upon the issuance of Common Stock in such name or names and an opinion of counsel satisfactory to the Company that the transfer of the Note may be made without registration under the Securities Act or any applicable state securities laws. Other than such Taxes for transfers to other Persons, the Company will pay any and all issue and other Taxes (other than Taxes based on income) that may be payable in respect of any issue or delivery of Common Stock on conversion of the Note pursuant hereto. As promptly as practicable, after the surrender of such Note and the receipt of such notice relating thereto and, if applicable, payment of all transfer Taxes for transfers to other Persons (or the demonstration to the satisfaction of the Company that such Taxes have been paid), the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and nonassessable Common Stock to which the Holder of the Note being converted shall be entitled as the Conversion Amount. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice and of such surrender of the Note to be converted so that the rights of the Holder thereof as to the amount being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the Person entitled to receive the Common Stock shall be treated for all purposes as having become the record holder of such Common Stock at such time. The Company shall not be required to convert, and no surrender of the Note shall be effective for that purpose, while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of ten calendar days); but the surrender of the Note for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Note was surrendered, and at the Conversion Ratio in effect on the date of such surrender.

          (c) FRACTIONAL SHARES. No fractional shares shall be issued upon any conversion of the Note. In lieu thereof, the Company shall round up any fractional share of its Common Stock to which the Holder shall be entitled to receive pursuant to this Note to the next highest whole share.

          (d) RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available for issuance upon the conversion of the Note, free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of any portion of the Note remaining outstanding, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of the Note.

          (e) ANTI-DILUTION ADJUSTMENTS. The Conversion Amount will be subject to adjustment from time to time as follows:

               (1) In case the Company shall at any time or from time to time after the Original Issue Date (A) pay a dividend, or make a distribution, on the outstanding Common Stock in shares of Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares or (D) issue by reclassification of the Common Stock any shares of Capital Stock of the Company, then, and in each such case, the Conversion Amount in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the Holder of any Notes thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Notes been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (1) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution, or
(y) in the case of such subdivision, reclassification or combination, immediately after the close of business on the day upon which such corporate action becomes effective.

               (2) If at any time, as a result of: (i) a capital reorganization or reclassification or (ii) a merger or consolidation of the Company with another corporation (whether or not the Company is the surviving corporation), the Common Stock issuable upon the conversion of this Note shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Company or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the conversion rights of this

Note, so that: (A) the holder of this Note shall thereafter be entitled to receive, upon conversion of this Note, the kind and amount of shares of stock, other securities, money and property which such holder would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if this Note had been converted immediately prior to such capital reorganization, reclassification, merger, or consolidation, and (B) the conversion rights of this Note shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this Note.

               (3) The Conversion Amount shall be proportionally adjusted upon any transfer, assignment or subdivision permitted hereunder of less than all of the Face Amount of this Note such that upon the occurrence of any Conversion Event, the number of fully paid and nonassessable shares of Common Stock issuable upon the conversion of any resulting note or notes shall be equal to the Conversion Amount in effect immediately prior to such transfer, assignment or subdivision multiplied by the ratio that the principal face amount of such resulting note or notes bears to the Face Amount.

               (4) Anything in this paragraph (e) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Conversion Amount unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Amount by at least one one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Amount by a least one one-hundredth of one share of Common Stock, such change in Conversion Amount shall thereupon be given effect.

               (5) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this paragraph (e) or in the Conversion Ratio then in effect shall be required by reason of the taking of such record.

          (f) NOTICE OF CERTAIN EVENTS. In case at any time or from time to time the Company shall pay any dividend or make any other distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Company or merger of the Company with or into another corporation, or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or there shall be contemplated or proposed by the Company or its Board of Directors, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases the Company shall give at least twenty days prior written notice (five days after the date of mailing of such notice shall be deemed to be the time of giving thereof) to the registered Holder of the Note at the address(es) as shown on the books of the Company as of the date on which (i) the books of the Company shall close or a record shall be taken for such stock dividend, distribution or subscription rights (ii) such reorganization, reclassification, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be, or the latest date on which the Holder of the Note may elect to convert this Note into Common Stock pursuant to the provisions of this
Section 2.

          (g) NOTICE OF ADJUSTMENTS. Upon any adjustment of the Conversion Amount then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion provisions set forth in Section 2 hereof, then, and in each such case, the Company shall promptly deliver to the transfer agent of the Common Stock, if any, a certificate signed by the President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Amount then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion set forth in Section 2 hereof. The Company shall also promptly after the making of such adjustment give written notice to the registered Holders of the Notes at the address of each Holder as shown on the books of the Company, which notice shall state the Conversion Amount then in effect, as adjusted, and the increased or decreased number of shares issuable upon the exercise of the right of conversion granted by Section 2 hereof, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to Holders of the Notes may be given in advance and included as part of the notice required under the provisions of Section 2(f) hereof.

          (h) FURTHER ACTIONS. The Company will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid or fail to observe or perform any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder of the Note against impairment.

     SECTION 3. SENIORITY; SUBORDINATION.

          (a) SENIOR DEBT. Anything in this Note to the contrary notwithstanding, the Company covenants and agrees, and Payee and, by its acceptance of this Note, any subsequent Holder of this Note likewise covenants and agrees, that the indebtedness evidenced by this Note and the payment of the Face Amount of and Interest (including any Additional Interest) on, and other obligations in respect of, this Note, shall rank subordinate to the Senior Indebtedness.

          (b) RIGHTS OF PAYEE. Nothing in this Note is intended to or shall impair, as between the Company and Payee or any subsequent Holder, the obligation of the Company, which is unconditional and absolute, to pay to Payee or such subsequent Holder the principal of (and premium, if any) and Interest (including any Additional Interest) on this Note as and when the same shall become due in accordance with its terms, or is intended to or shall affect the relative rights against the Company of Payee or such subsequent Holder and creditors of the Company. The failure to make a payment on account of this Note by reason of any provision of this Section 3 shall not be construed as preventing the occurrence of an Event of Default, nor shall anything herein prevent Payee or any subsequent Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note.

          (c) SUBORDINATION. This Note shall be subject to the subordination provisions set forth in that certain Subordination and Intercreditor Agreement dated as of August 22, 2001 among Congress Financial Corporation, the Company, Payee and the other holders of Notes named therein.

     SECTION 4. COVENANTS.

          (a) PAYMENT. The Company shall duly and punctually pay the Face Amount of (and premium, if any), and Interest (including any Additional Interest) on, this Note in accordance with its terms.

          (b) STAY, EXTENSION AND USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other laws which would prohibit or forgive the Company from paying all or any portion of the principal of or Interest (including any Additional Interest) on the Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of the Note.

          (c) MAINTENANCE OF OFFICE OR AGENCY. The Company shall maintain in Boulder, Colorado an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange, where Notes may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Notes may be served. The Company shall give prompt written notice to the Holder of the location, and any change in the location, of such office or agency. The Company may also from time to time designate one or more other offices or agencies (in or outside Boulder, Colorado) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company shall give prompt written notice to the Holder of any such designation or rescission and of any change in the location of any such other office or agency.

          (d) COVENANTS CONTAINED IN LOAN AGREEMENT. Reference is hereby made to the Loan Agreement for additional terms, conditions, covenants and agreements of the Company with respect to the loan evidenced by this Note.

     SECTION 5. DEFAULT AND REMEDIES. Upon the occurrence of an Event of Default (as defined in the Loan Agreement), the Holder may, by notice to the Company, declare all unpaid principal of and accrued Interest (including any Additional Interest) to the date of acceleration on the Note then outstanding (if not then due and payable) to be due and payable in the manner, and upon the conditions and with the effect provided in the Loan Agreement.

     SECTION 6. ACCELERATION OF MATURITY. Upon (a) termination by the Company of the Merger Agreement for any reason (other than the intentional breach by Ecrix of the Merger Agreement) or (b) the termination of the Merger Agreement by Ecrix due to the Company's intentional breach of the Merger Agreement, then, in each case, the principal and accrued Interest (including any Additional Interest) of the Note shall be immediately due and payable, without any further action on the part of the Company or the Holder, in the manner provided in this Note.

     SECTION 7. DEFINITIONS.

          For the purposes of this Note, the following terms shall have the meanings indicated:

          "Additional Interest" shall mean additional Interest, if any, payable pursuant to Sections 1(b) or 2(a) of this Note.

          "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in the State of Colorado are authorized or obligated by law or executive order to close.

          "Capital Stock" shall mean, in the case of the Company, any and all shares (however designated) of the capital stock of the Company now or hereafter outstanding.

          "Common Stock" means the Company's common stock, par value $0.001 per share.

          "Congress Financial Corporation" means Congress Financial Corporation (Southwest), a Texas corporation.

          "Congress Loan Agreement" means that certain Loan and Security Agreement by and between Congress Financial Corporation (Southwest) and the Company dated May 16, 2000, as amended to the date of the Loan Agreement and as may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          "Dollars" or "$" shall mean United States dollars.

          "Event of Default" means any of the events set forth or referenced in
Section 6 of the Loan Agreement.

          "Face Amount" for each Note shall mean the principal amount at the Stated Maturity Date of such Note as indicated on the face of such Note.

          "GAAP" shall mean U.S. generally accepted accounting principles, consistently applied.

          "Holder" shall mean, at any time of reference, a Person in whose name the Note is registered on the books of the Company at such time or the Person holding Conversion Shares following conversion of a Note.

          "Merger" means a merger of Ecrix and Exabyte Acquisition, Inc. pursuant to the Merger Agreement.

          "Merger Agreement" means the Agreement and Plan of Merger dated as of August 22, 2001, by and among the Company, Ecrix, Exabyte Acquisition, Inc, certain lenders and certain investors signatory thereto, as hereafter amended, modified, supplemented, extended, renewed or restated.

          "Outstanding" or "outstanding" shall mean, when used with reference to the Notes at a particular time, all, except (i) Notes theretofore reported as lost, stolen, damaged or destroyed, or surrendered for transfer, exchange or replacement, in respect to which replacement Notes have been issued, (ii) Notes theretofore paid in full, and (iii) Notes theretofore canceled by the Company.

          "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

          "Senior Indebtedness" shall mean any Indebtedness of the Company existing under the Congress Loan Agreement.

          "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (ii) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Persons performing similar functions), (iii) the management of which is otherwise controlled, directly or indirectly, by such Person or (iv) any other Person required to be consolidated with such Person in accordance with GAAP. For purposes of this definition (and for the determination of whether or not a Subsidiary is a wholly owned Subsidiary of a Person), any directors' qualifying shares or investment by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

          "Tax" and "Taxes" shall mean any federal, state, local or foreign income, gross receipts, property, sales, use, value added, license, excise, franchise, capital, net worth, estimated, withholding, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, inventory, asset, gains, transfer or excise tax, or any other tax, levy, custom, duty, impost, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty or additions to tax, imposed by any governmental entity and, including, without limitation, any Taxes of another Person owing under a contract, as transferee or successor, under Treas. Reg. ss. 1.1502-6 or analogous state, local or foreign law, or otherwise.

          "Transaction Documents" shall mean this Note and the Merger Agreement, the Loan Agreement and any other document or agreement entered into or delivered in connection with the transactions contemplated by the Loan Agreement.

OTHER DEFINITIONS                            DEFINED IN SECTION
"COMPANY"                                        Preamble
"CONVERSION AMOUNT"                                2(a)
"CONVERSION EVENT"                                 2(d)
"ECRIX"                                            2(a)
"INTEREST RATE"                                    1(a)
"MATURITY"                                         1(a)
"NOTE"                                           Preamble
"ORIGINAL ISSUE DATE"                            Preamble
"PAYEE"                                          Preamble
"STATED MATURITY DATE"                           Preamble

     SECTION 8. TRANSFER. Except for assignments to Ecrix, to any other Lender (as defined in the Loan Agreement) or to any affiliate, partner or shareholder of the Holder or an immediate family member (or a trust created for the benefit of an immediate family member) of the Holder, the Holder may not assign its rights in, to or under all or any portion of the Note without the prior written consent of the Company, which consent shall not be unreasonably withheld.

     SECTION 9. AMENDMENTS, SUPPLEMENTS AND WAIVERS. The Company and the Holder may not amend, modify or supplement the Note, nor may any provision of the Note be waived, except by an instrument in writing referring to this Note and signed by the Company and the Holder.

     SECTION 10. MISCELLANEOUS.

          (a) GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE.

          (b) SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall bind and inure to the benefit of the Holder of this Note and its respective successors and permitted assigns.

          (c) SEVERABILITY. If any term, provision, covenant or restriction of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Note shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

          (d) LOST, DESTROYED OR WRONGFULLY TAKEN NOTES. If a mutilated Note is surrendered to the Company or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company that such Note has been acquired by a bona fide purchaser, the Company shall issue a replacement Note to the original Holder of such mutilated, lost, destroyed or wrongfully taken Note. If requested by the Company, as a condition to the issue of a replacement Note, such Holder shall furnish an indemnity bond sufficient in the reasonable judgment of the Company to protect the Company from any loss which it may suffer if a Note is replaced. Every replacement Note is an additional obligation of the Company. If a Note is replaced as provided above, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          (e) PERSONS DEEMED OWNERS. The registered Holder of a Note on the books of the Company may be treated as the owner of it for all purposes.

          (f) NOTICES. All notices, consents, requests, instructions, approvals, financial statements, reports and other communications provided for herein shall be deemed given, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid, if to:

                    If to the Company:

                         Exabyte Corporation
                         1685 38th St.
                         Boulder, CO  80301
                         Telephone: (303) 417-7453
                         Facsimile: (303) 417-7900
                         Attention: Stephen F. Smith

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                         With a copy to:

                         Holland & Hart, L.L.P.
                         555 17th St., Suite 3200
                         Denver, CO  80201
                         Telephone: (303) 295-8000
                         Facsimile: (303) 295-8261
                         Attention: Mark R. Levy


                    If to the Holder:

                         -------------------
                         -------------------
                         -------------------
                         Telephone:
                         Facsimile:

                         With copies to:

                         Bartlit Beck Herman Palenchar & Scott
                         1899 Wynkoop Street, Suite 800
                         Denver, CO 80202
                         Telephone: (303) 592-3100
                         Facsimile: (303) 592-3140
                         Attention: James L. Palenchar

or to such other address or telecopy number as either the Company or the Holder may, from time to time, designate in a written notice given in a like manner.

          (g) FURTHER ASSURANCES. At any time or from time to time upon the request of the Holder, the Company shall execute and deliver such further documents and do such other acts and things as the Holder may reasonably request in order to effect fully the purposes of the Note, and to provide for payment of the loans evidenced hereunder with interest thereon in accordance with the terms of the Note.

          (h) HEADINGS; CONSTRUCTION. The headings herein are for convenience only, do not constitute a part of this Note, and shall not be deemed to limit or affect any of the provisions hereof. All words used in this Note will be construed to be of such gender or number as the circumstances require.

          (i) SPECIFIC ENFORCEMENT. The Holder and the Company acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Note were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Holder shall be entitled to an injunction to prevent breaches of the provisions of this Note and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which the Holder may be entitled at law or equity.

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          (j)  EXPENSES. The Company agrees to pay to the Holder all out-of-pocket costs and expenses incurred by such Holder relating to any future amendment or supplement to the Note (or any proposal by the Company for such amendment or supplement) whether or not consummated or any waiver or consent with respect thereto (or any proposal for such waiver or consent) whether or not consummated, and all out-of-pocket costs and expenses of such Holder relating to the enforcement of any of the Transaction Documents.

          (k) PAYMENT. The Company shall make all payments under this Note on the date due. Any payment of this Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension will be included in the computation of the Interest (including any Additional Interest) payable on such next succeeding Business Day.

                            [signature page follows]


                                       13
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     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered as of the date written above.


                                        EXABYTE CORPORATION

                                        By:
                                           --------------------------------
                                           Name:
                                           Title:







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